SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported) SEPTEMBER 16, 1998





                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)







        Pennsylvania                        0-22316               23-2731409
(State or other jurisdiction of         (Commission File      (I.R.S. Employer
incorporation or organization)              Number)          Identification No.)



420 S. York Road, Hatboro, Pennsylvania                             19040
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600

Item 5.  Other Events

         On September 16, 1998, the Company issued a press release (the "Press Release") reporting that the Company's Board of Directors had authorized the Company to repurchase up to 1,000,000 shares of common stock, representing an expansion of the stock repurchase program, announced on June 18, that authorized the Company to buy up to 350,000 shares during the ensuing 18 months.

         A copy of the Press Release is attached as an Exhibit.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial statements of business acquired:

                Not applicable.

         (b) Pro forma financial information:

                Not applicable.

         (c) Exhibits:

                Penn-America Group, Inc. Press Release dated September 16, 1998.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PENN-AMERICA GROUP, INC.



Date:  September 16, 1998                   BY:   /s/ Rosemary Ferrero
                                                -------------------------
                                                      Rosemary Ferrero
                                               (Principal Accounting Officer)

For release:               September 16, 1998

Contact:          Financial: Rosemary Ferrero, CPA
                             Chief Financial Officer
                             (215) 443-3612

                  Media:     David Kirk, APR
                             (610) 792-3329

Summary:          Penn-America Group, Inc. (NYSE:PNG) expands stock repurchase program to maximum of one million shares

         HATBORO, PA (September 16, 1998) - The board of directors of Penn-America Group, Inc. (NYSE: PNG) has authorized the company to repurchase up to one million shares of common stock. The action represents an expansion of the repurchase program, announced on June 18, that authorized the company to buy up to 350,000 shares during the ensuing 18 months.
         The expansion in the repurchase program requires approval of a majority of the board of directors for purchases of more than 100,000 shares at a given time and is contingent upon the closing of a pending $25 million revolving credit facility. The company has 9,645,676 shares of common stock outstanding.
         Penn-America Group, Inc. is a specialty property and casualty insurance holding company which, through its subsidiaries, markets and underwrites commercial property, general liability and multi-peril insurance for small businesses located primarily in small towns and suburban and rural areas, and non-standard personal automobile insurance.

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